Artisan Partners Asset Management Inc. Reports June 2016 Assets Under Management
Milwaukee, WI - July 12, 2016 - Artisan Partners Asset Management Inc. (NYSE: APAM) today reported that its assets under management (AUM) as of June 30, 2016 totaled $95.0 billion. Separate accounts accounted for $44.8 billion of total firm AUM, while Artisan Funds and Artisan Global Funds accounted for $50.2 billion.

ASSETS UNDER MANAGEMENT BY STRATEGY

As of June 30, 2016 - ($ Millions)
Global Equity Team
Non-U.S. Growth	27,150
Non-U.S. Small-Cap Growth	1,123
Global Equity	958
Global Small-Cap Growth	91

U.S. Value Team
U.S. Mid-Cap Value	6,780
Value Equity	1,500

Growth Team
U.S. Mid-Cap Growth	14,004
U.S. Small-Cap Growth	2,217
Global Opportunities	7,939

Global Value Team
Non-U.S. Value	16,488
Global Value	14,210

Emerging Markets Team
Emerging Markets	213

Credit Team
High Income	1,563

Developing World Team
Developing World	723

Firm Total	$94,959

ABOUT ARTISAN PARTNERS
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners' autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com